SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 14, 2004

First Albany Companies Inc.

(Exact Name of Registrant as Specified in its Charter)

New York

0-14140

22-2655804

(State or Other Juris-

(Commission File

(IRS Employer

diction of Incorporation)

Number)

Identification No.)

30 South Pearl Street, Albany, New York

12207

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (518) 447-8500

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS

On May 14, 2004, First Albany Companies Inc., a New York corporation (“First Albany”), acquired Descap Securities, Inc., a New York based broker-dealer and investment bank (“Descap”) for $25 million in cash and 549,476 shares of First Albany’s common stock, plus future consideration based on financial performance.  First Albany acquired 100% of Descap’s outstanding shares from Robert Fine, Robert Tirschwell and the other shareholders of Descap.  The consideration payable by First Albany was determined by arms-length negotiations between the parties.  The acquisition was financed through a term loan of $20 million funded by KeyBank, and other working capital.  As part of the acquisition, First Albany agreed to grant restricted stock awards for a total of 270,843 shares to Descap employees, which will vest ratably over a three year period.

Descap specializes in the primary issuance and secondary trading of mortgage-backed securities, asset-backed securities, collateralized mortgage obligations and derivatives, and commercial mortgage backed securities.  Its investment banking group provides advisory and capital raising services, and specializes in structured finance and asset-backed securities.

ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)

Financial Statements of Business Acquired:  The financial statements required to be included in this current report on Form 8-K will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date that this current report on Form 8-K is required to be filed.

(b)

Pro Forma Financial Information:  The pro forma financial statements required to be included in this current report on Form 8-K will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date that this current report on Form 8-K is required to be filed.

(c)

Exhibits:

Exhibit No. 2.1

Description

Stock Purchase Agreement by and among the Shareholders of Descap Securities, Inc. and First Albany Companies Inc., dated February 18, 2004

(incorporated by reference to Exhibit 10.16 of First Albany's Quarterly Report on Form 10-Q filed with the SEC on May 10, 2004)

2.2

Loan Agreement dated February 18, 2004 between First Albany Companies Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.17 of First Albany's Quarterly Report on Form 10-Q filed with the SEC on May 10, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.

Date:  June 1, 2004

By:

/s/STEVEN R. JENKINS

Name:

Steven R. Jenkins

Title

Executive Managing Director and CFO